QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3(ii)

ULTIMATE ELECTRONICS, INC.

AMENDED AND RESTATED BYLAWS

Article I

OFFICES

        The registered office of ULTIMATE ELECTRONICS, INC. (the "Corporation") in the State of Delaware shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation shall have offices at such other places as the board of directors, in its discretion, may from time to time determine.

Article II

STOCKHOLDERS

Section 1.    Annual Meetings.

        The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on the third Tuesday of April in each year, or on such date as the board of directors shall each year fix. Each such annual meeting shall be held at such place, within or without the State of Delaware, and hour as shall be determined by the board of directors. The day, place and hour of each annual meeting shall be specified in the notice of such annual meeting. Any annual meeting of stockholders may be adjourned from time to time and place to place until its business is completed.

Section 2.    Business Conducted at Meetings.

        At an annual meeting of stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety days prior to the anniversary date of the immediately preceding annual meeting. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 3.    Special Meetings.

        Except as otherwise required by law or by the certificate of incorporation and subject to the rights of the holders of any class or series of stock having a preference over the common stock, special meetings of stockholders may be called only by the chairman of the board, the chief executive officer, the president or the board of directors pursuant to a resolution approved by a majority of the entire board of directors. The term "entire board of directors," as used in these bylaws, means the total number of directors which the Corporation would have if there were no vacancies.

Section 4.    Stockholder Action: How Taken.

        Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders.

Section 5.    Notice of Meeting.

        Written notice stating the place, date and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, except as otherwise required by statute or the certificate of incorporation, either personally or by mail, prepaid telegram, telex, facsimile transmission, cablegram, or radiogram, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock records of the Corporation. If given personally or otherwise than by mail, such notice shall be deemed to be given when either handed to the stockholder or delivered to the stockholder's address as it appears on the stock records of the Corporation.

Section 6.    Waiver.

        Attendance of a stockholder of the Corporation, either in person or by proxy, at any meeting, whether annual or special, shall constitute a waiver of notice of such meeting, except where a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice of any such meeting signed by a stockholder or stockholders entitled to such notice, whether before, at or after the time for notice or the time of the meeting, shall be equivalent to notice. Neither the business to be transacted at, nor the purposes of, any meeting need be specified in any written waiver of notice.

Section 7.    Voting List.

        The secretary shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 8.    Quorum.

        Except as otherwise required by law, the certificate of incorporation or these bylaws, the holders of not less than one-third of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum, and the act of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting from time to time, without notice if the time and place are announced at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then, notwithstanding the prior paragraph and except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of votes cast at such meeting.

Section 9.    Record Date.

        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting, or at any adjournment of a meeting of stockholders; or entitled to receive payment of any dividend or other distribution or allotment of any rights; or entitled to exercise any rights in respect of any change, conversion, or exchange of stock; or for the purpose of any other lawful action; the board of directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors. The record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournments thereof shall not be more than sixty nor less than ten days before the date of such meeting. The record date for any other action shall not be more than sixty days prior to such action. If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at any meeting shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived by all stockholders, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such other purpose. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

Section 10.    Procedure.

        The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer.

Article III

DIRECTORS

Section 1.    Number.

        Except as otherwise fixed pursuant to the provisions of the certificate of incorporation, including Article 5 (Article 4 of the Amended and Restated Certificate of Incorporation) relating to the rights of the holders of any class or series of stock having a preference over the common stock, the number of directors shall be fixed from time to time exclusively by resolutions adopted by the board of directors; provided, however, that the number of directors shall at no time be less than three nor greater than eleven and further provided that no decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

Section 2.    Election and Terms.

        The directors shall be divided into three classes as determined by the board of directors, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. At the annual meeting of stockholders to be held in 1994, Class I directors shall be elected for a one-year term, Class II directors shall be elected for a two-year term and Class III directors for a three-year term. At each succeeding annual meeting of stockholders commencing in 1995, successors to the class of directors whose terms expire at that annual meeting shall be elected for a three-year term. If the number of directors has changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and qualified, subject, however, to such director's prior death, resignation, retirement, disqualification or removal from office.

        Subject to the rights of holders of any class or series of stock having a preference over the common stock, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation no later than (i) with respect to an election to be held at an annual meeting of stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3.    Newly Created Directorships and Vacancies.

        Except as otherwise fixed pursuant to the provisions of certificate of incorporation, including Article 5 (Article 4 of the Amended and Restated Certificate of Incorporation) relating to the rights of the holders of any class or series of stock having a preference over the common stock, newly created directorships resulting from any increase in the number of directors and any vacancies on the board of directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office or a sole remaining director, even though less than a quorum of the board of directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the new directorship which was created or in which the vacancy occurred and until such director's successor shall have been elected and qualified.

Section 4.    Regular Meetings.

        The first meeting of each newly elected board of directors elected at the annual meeting of stockholders shall be held immediately after and at the same place as, the annual meeting of the stockholders, provided a quorum is present, and no notice of such meeting shall be necessary in order to legally constitute the meeting. Regular meetings of the board of directors shall be held at such times and places as the board of directors may from time to time determine.

Section 5.    Special Meetings.

        Special meetings of the board of directors may be called at any time, at any place and for any purpose by the chairman of the executive committee, the chairman of the board, the chief executive officer, or by any officer of the Corporation upon the request of a majority of the entire board of directors.

Section 6.    Notice of Meetings.

        Notice of regular meetings of the board of directors need not be given.

        Notice of every special meeting of the board of directors shall be given to each director at his usual place of business or at such other address as shall have been furnished by him for such purpose. Such notice shall be properly and timely given if it is (a) deposited in the United States mail not later than the third calendar day preceding the date of the meeting or (b) personally delivered, telegraphed, sent by facsimile transmission or communicated by telephone at least twenty-four hours before the time of the meeting. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting.

Section 7.    Waiver.

        Attendance of a director at a meeting of the board of directors shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by a director or directors entitled to such notice, whether before, at, or after the time for notice or the time of the meeting, shall be equivalent to the giving of such notice.

Section 8.    Quorum.

        Except as may be otherwise provided by law, in the certificate of incorporation, or in these bylaws, the presence of a majority of the entire board of directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the board of directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be deemed the act of the board of directors. Less than a quorum may adjourn any meeting of the board of directors from time to time without notice.

Section 9.    Participation in Meetings By Telephone.

        Members of the board of directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

Section 10.    Powers.

        The business, property and affairs of the Corporation shall be managed by or under the direction of its board of directors, which shall have and may exercise all the powers of the Corporation to do all such lawful acts and things as are not by law, by the certificate of incorporation, or by these bylaws, directed or required to be exercised or done by the stockholders.

Section 11.    Compensation of Directors.

        Directors shall receive such compensation for their services as shall be determined by a majority of the entire board of directors, provided that directors who are serving the Corporation as officers or employees and who receive compensation for their services as such officers or employees shall not receive any salary or other compensation for their services as directors.

Section 12.    Action Without a Meeting.

        Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee. Any such consent may be in counterparts and shall be effective on the date of the last signature thereon unless otherwise provided therein.

Article IV

COMMITTEES

Section 1.    Designation of Committees.

        The board of directors may establish committees for the performance of delegated or designated functions to the extent permitted by law, each committee to consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of such absent or disqualified member.

Section 2.    Committee Powers and Authority.

        The board of directors may provide, by resolution or by amendment to these bylaws, that a committee may exercise all the power and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that a committee may not exercise the power or authority of the board of directors in reference to amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors, pursuant to Article 5 of the certificate of incorporation (Article 4 of the Amended and Restated Certificate of Incorporation), fix the designations and any of the preferences or rights of shares of preferred stock relating to dividends, redemption, dissolution, any distribution of property or assets of the Corporation, or the conversion into, or the exchange of shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending these bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 3.    Committee Procedures.

        To the extent the board of directors or the committee does not establish other procedures for the committee, each committee shall be governed by the procedures established in Article III, Section 4 (except as they relate to an annual meeting of the board of directors) and Article III, Sections 5, 6, 7, 8, 9, 10, and 12 of these bylaws, as if the committee were the board of directors.

Article V

OFFICERS

Section 1.    Number.

        The officers of the Corporation shall be appointed or elected by the board of directors. The officers shall be a chairman of the board, a chief executive officer, a president and a chief operating officer, such number of executive vice presidents as the board of directors may from time to time determine, such number of vice presidents as the board of directors may from time to time determine, a secretary and a treasurer. Any person may hold two or more offices at the same time.

Section 2.    Additional Officers.

        The board of directors may appoint such other officers as it shall deem appropriate.

Section 3.    Term of Office, Resignation.

        All officers, agents and employees of the Corporation shall hold their respective offices or positions at the pleasure of the board of directors and may be removed at any time by the board of directors with or without cause. Any officer may resign at any time by giving written notice of his resignation to the chief executive officer, the president or to the secretary, and acceptance of such resignation shall not be necessary to make it effective unless the notice so provides. Any vacancy occurring in any office shall be filled by the board of directors.

Section 4.    Duties.

        The officers of the Corporation shall perform the duties and exercise the powers as may be assigned to them from time to time by the board of directors or the president and chief executive officer. In the absence of such assignment, the officers shall have the duties and powers described in Sections 5 through 10 of this Article V.

Section 5.    Chairman of the Board.

        The chairman of the board may execute contracts, deeds and other instruments on behalf of the Corporation. As chairman of the board, he shall preside as chairman at all meetings of the stockholders and directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these bylaws. The board of directors may delegate such other authority and assign such additional duties to the chairman of the board, other than those conferred by law exclusively upon the president, as it may from time to time determine. In the event of the chief executive officer's or the president's absence or inability to act, the Chairman of the Board may temporarily act in his place. In the case of the death of the chief executive officer or the president or in the case of either of their absences or inability to act without having designated the chairman of the board to act temporarily in his place, the chairman of the board shall perform the duties of the chief executive officer or the president, as the case may be, unless the board of directors, by resolution, provides otherwise. The chairman of the board shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation. Should a vote of the board of directors on any issue result in a tie, the chairman of the board shall have full authority to cast the deciding vote on the issue.

Section 6.    Chief Executive Officer.

        The chief executive officer shall, subject to the direction and control of the board of directors, manage the business of the Corporation and shall have such other duties, powers and authority as may be prescribed elsewhere in these bylaws. The chief executive officer may execute contracts, deeds and other instruments on behalf of the Corporation. At the request of the chairman of the board, the chief executive officer may, in the case of the chairman's absence or inability to act, temporarily act in his place. In the case of the death of the chairman or in the case of his absence or inability to act without having designated the chief executive officer to act temporarily in his place, the chief executive officer shall perform the duties of the chairman, unless the board of directors, by resolution, provides otherwise. The board of directors may delegate such other authority and assign such additional duties to the chief executive officer, other than those conferred by law exclusively upon the president, as it may from time to time determine. The chief executive officer shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation.

Section 7.    President and Chief Operating Officer.

        The president and chief operating officer shall be the chief operating officer of the Corporation and, subject to the direction and control of the board of directors and the chairman of the board and chief executive officer, shall manage the business of the Corporation. The president and chief operating officer may execute contracts, deeds and other instruments on behalf of the Corporation. In the absence of the chairman of the board and chief executive officer or in the event of his disability, inability or refusal to act, the president and chief operating officer shall perform the duties and exercise the power of the chairman of the board and/or the chief executive officer, as the case may be, unless the board of directors, by resolution, provides otherwise. The president and chief operating officer shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation.

Section 8.    Executive Vice President.

        Each executive vice president, if any, shall perform such functions as may be prescribed by the board of directors, the chairman of the board and chief executive officer or the president and chief operating officer. Each executive vice president may execute contracts, deeds and other instruments on behalf of the Corporation. Each executive vice president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation. Upon the death, disability or absence of the chief operating officer, the executive vice president (or if more than one holds office, the executive vice president among those present who has held such office for the longest continuous period, unless another method of selection has been established by resolution of the board of directors) shall perform the duties and exercise the powers of the president and chief executive officer. Each executive vice president shall perform such other duties as the board, the chairman of the board and chief executive officer or the president and chief operating officer may from time to time prescribe or delegate to him.

Section 9.    Vice President.

        Each vice president, if any, shall perform such functions as may be prescribed by the board of directors, the chairman of the board and the chief executive officer, the president and chief operating officer, or any executive vice president. Each vice president may execute contracts, deeds and other instruments on behalf of the Corporation. The vice president shall have full authority on behalf of the Corporation to attend any meeting, give any waiver, cast any vote, grant any discretionary or directed proxy to any person, and exercise any other rights of ownership with respect to any shares of capital stock or other securities held by the Corporation and issued by any other corporation or with respect to any partnership, trust or similar interest held by the Corporation. Upon the death, disability or absence of the executive vice president, the vice president (or if more than one holds office, the vice president among those present who has held such office for the longest continuous period, unless another method of selection has been established by resolution of the board of directors) shall perform the duties and exercise the powers of the executive vice president. Each vice president shall perform such other duties as the board, the chairman of the board and chief executive officer, the president and chief operating officer, or any executive vice president may from time to time prescribe or delegate to him.

Section 10.    Secretary.

        The secretary shall give, or cause to be given, notice of all meetings of the stockholders and, upon the request of a person entitled to call a special meeting of the board of directors, he shall give notice of any such special meeting. He shall keep the minutes of all meetings of the stockholders, the board of directors, or any committee established by the board of directors. The secretary shall be responsible for the maintenance of all records of the Corporation and may attest documents on behalf of the Corporation. The secretary shall perform such other duties as the board, the chairman of the board and chief executive officer, the president and chief operating officer or any vice president may from time to time prescribe or delegate to him.

Section 11.    Treasurer.

        The treasurer shall be responsible for the control of the funds of the Corporation and the custody of all securities owned by the Corporation. The treasurer shall perform such other duties as the board, the chairman of the board and chief executive officer, the president and chief operating officer or any vice president may from time to time prescribe or delegate to him.

Section 12.    Compensation.

        Officers shall receive such compensation, if any, for their services as may be authorized or ratified by the board of directors. Election or appointment as an officer shall not of itself create a right to compensation for services performed as such officer.

Article VI

INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

Section 1.    Indemnification in Actions, Suits or Proceedings other Than Those by or in the Right of the Corporation.

        Subject to the Section 6 of this Article VI, the Corporation shall indemnify, to the fullest extent permitted by, and in the manner permissible under, the laws of the State of Delaware in effect on the date hereof and as amended from time to time, any person who was or is threatened to be made, a party to any threatened, pending or completed action, suit, or proceeding, whether criminal, civil, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he, is or was a director, officer, employee or agent of the Corporation, or, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association, or other enterprise, against expenses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner which he believes to be in or not contrary to the Corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not contrary to the Corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 2.    Indemnification in Actions, Suits or Proceedings by or in the Right of the Corporation.

        Subject to Section 6 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3.    Authorization of Indemnification.

        Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VI, as the case may be. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, if a Committee comprised of disinterested and independent directors so directs. To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of such authorization in the specific case. Notwithstanding anything in this Section 3 to the contrary, the Corporation shall not be required to indemnify any person against any liability, cost, or expense (including attorney's fees) incurred by such person in connection with any action, suit or proceeding voluntarily initiated or prosecuted by such person unless the initiation or prosecution of such action, suit or proceeding by such person was authorized by a majority of the entire Board of Directors, provided, however, that a majority of the entire Board of Directors may, after any such action, suit or proceeding has been initiated or prosecuted in its discretion, indemnify any such person against any such liability, cost or expense.

Section 4.    Advancement of Expenses.

        The Corporation shall pay all reasonable expenses incurred in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an Undertaking (defined below). For purposes of this Article VI, an Undertaking is an agreement executed by or on behalf of a director, officer, employee or agent seeking advancement of expenses (a "Recipient") under this Section 4, pursuant to which such Recipient agrees the Corporation may cease the advancement of expenses and the Recipient shall promptly repay any previously advanced expenses if a committee of the Board of Directors comprised of disinterested and independent directors shall determine at any time during or after such action, suit or proceeding that the Recipient is not entitled to be indemnified by the Corporation because such Recipient (i) did not act in good faith and in a manner which the Recipient believes to be in or not contrary to the Corporation's best interests, and, (ii) with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

Section 5.    Nonexclusivity of Indemnification and Advancement of Expenses.

        The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this Article VI be to the fullest extent permissible by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of or advancement of expenses to any person who is not specified in Sections 1 or 2 of this Article VI, including employees or agents of the Corporation, but whom the Corporation has the power or obligation to indemnify under the provisions of the Delaware General Business Corporation Law, or otherwise.

Section 6.    Subrogation.

        In the event of payment under these bylaws, the indemnifying party or parties shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnified person therefor, and such indemnified person shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the indemnifying party or parties to effectively bring suit to enforce such rights.

Section 7.    Contract.

        The foregoing provisions of this Article VI shall be deemed to be a contract between the Corporation and each director, officer, employee or agent who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

        The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which any director, officer, employee or agent may be entitled apart from the provisions of this Article VI.

Section 8.    Surviving Corporation.

        For purposes of this Article VI, references to "the Corporation" shall include, in addition to this Corporation, all constituent corporations absorbed in a merger with this Corporation so that any person who was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, employee, or agent of another corporation, partnership, joint venture, trust, association, or other entity shall stand in the same position under the provisions of this Article VI with respect to this Corporation as he would if he had served this Corporation in the same capacity or is or was so serving such other entity at the request of this Corporation, as the case may be.

Section 9.    Inurement.

        The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article VII

CAPITAL STOCK

Section 1.    Certificates.

        Each stockholder of the Corporation shall be entitled to a certificate or certificates signed by or in the name of the Corporation by the chairman of the board and chief executive officer, the president or a vice president, and by the treasurer, an assistant treasurer, the secretary or an assistant secretary, certifying the number of shares of stock of the Corporation owned by such stockholder. Any or all the signatures on the certificate may be a facsimile.

Section 2.    Facsimile Signatures.

        In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he, she or it was such officer, transfer agent or registrar at the date of issue.

Section 3.    Registered Stockholders.

        The Corporation shall be entitled to treat the holder of record of any share or shares of stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has actual or other notice thereof, except as provided by law.

Section 4.    Cancellation of Certificates.

        All certificates surrendered to the Corporation shall be canceled and, except in the case of lost, stolen or destroyed certificates, no new certificates shall be issued until the former certificate or certificates for the same number of shares of the same class of stock have been surrendered and canceled.

Section 5.    Lost, Stolen or Destroyed Certificates.

        The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. In its discretion, and as a condition precedent to the issuance of any such new certificate or certificates, the board of directors may require that the owner of such lost, stolen or destroyed certificate or certificates, or such person's legal representative, give the Corporation and its transfer agent or agents, registrar or registrars a bond in such form and amount as the board of directors may direct as indemnity against any claim that may be made against the Corporation and its transfer agent or agents, registrar or registrars on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 6.    Transfer of Shares.

        Shares of stock shall be transferable on the books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate or certificates representing the shares to be transferred, properly endorsed, with such proof or guarantee of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 7.    Transfer Agents and Registrars.

        The Corporation may have one or more transfer agents and one or more registrars of its stock, whose respective duties the board of directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a transfer agent, if the Corporation shall have a transfer agent, or until registered by the registrar, if the Corporation shall have a registrar. The duties of transfer agent and registrar may be combined.

Article VIII

SEAL

        The board of directors may adopt and provide a seal which shall be circular in form and shall bear the name of the Corporation and the words "Seal" and "Delaware," and which, when adopted shall constitute the corporate seal of the Corporation.

Article IX

FISCAL YEAR

        The fiscal year for the Corporation shall close on the 31st of January of each year.

Article X

AMENDMENTS

        Subject to the provisions of the certificate of incorporation, these bylaws may be altered, amended or repealed at any regular meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote at such meeting; provided that in the notice of such special meeting, notice of such purpose shall be given. Subject to the laws of the State of Delaware, the certificate of incorporation and these bylaws, the board of directors may, by majority vote of those present at any meeting at which a quorum is present, amend these bylaws, or enact such other bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

/s/ DAVID A. CARTER David A. Carter Secretary

QuickLinks

ULTIMATE ELECTRONICS, INC. AMENDED AND RESTATED BYLAWS